UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.70% Cumulative Monthly Income Trust Preferred Securities	BPOPN	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer and Head of Business Strategy

On October 21, 2021, Javier D. Ferrer was appointed Executive Vice President, Chief Operating Officer and Head of Business Strategy of Popular, Inc. (“Popular” or the “Corporation”). He was also appointed Executive Vice President, Chief Operating Officer and Head of Business Strategy of Popular North America, Inc. (“PNA”), Senior Executive Vice President, Chief Operating Officer and Head of Business Strategy of Banco Popular de Puerto Rico (“BPPR”) and Senior Executive Vice President and Head of Business Strategy of Popular Bank (“PB”). His appointments are effective January 1, 2022.

Mr. Ferrer has served as Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary of the Corporation, PNA, BPPR and PB since October 2014. He has also been a member of the Board of Directors of BPPR since March 2015 and a member of its Trust Committee since September 2019. In January 2019, he assumed oversight of the Corporation’s strategic planning function.

Before joining Popular, Mr. Ferrer was a founding partner of Pietrantoni Méndez & Alvarez LLC, a San Juan, Puerto Rico based law firm, were he worked from September 1992 to December 2012 and from August 2013 to September 2014. From January 2013 to July 2013, Mr. Ferrer served as President of the Government Development Bank for Puerto Rico and Vice Chairman of its Board of Directors as well as Chairman of the Economic Development Bank for Puerto Rico. Mr. Ferrer is 59 years old and received a B.A. from Harvard College and a J.D. from Boston College Law School.

In his role as Chief Operating Officer and Head of Business Strategy of the Corporation, Mr. Ferrer will report directly to Ignacio Alvarez, the Corporation’s President and Chief Executive Officer, and shall oversee all of Popular’s businesses, including Puerto Rico and U.S.-based commercial, retail, individual credit and financial and insurance service units.

BPPR, the Corporation’s Puerto Rico-based banking subsidiary, has several outstanding loan transactions with Mr. Ferrer, his immediate family and entities controlled by them that were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties, and did not involve and do not currently involve more than normal risks of collection or present other unfavorable features.

Appointment of Chief Legal Officer and General Counsel

Also on October 21, 2021, José R. Coleman Tió was appointed Executive Vice President, Chief Legal Officer and General Counsel of the Corporation, PNA, BPPR and PB, effective January 1, 2022. Mr. Coleman Tió has served as the Corporation’s and BPPR’s Senior Vice President and Deputy General Counsel since February 2017. He also acts as Assistant Secretary of the Corporation and its wholly owned subsidiaries.

Prior to joining Popular, Mr. Coleman Tió was an independent provider of legal and financial advisory services. He had also served in senior roles in the Government Development Bank for Puerto Rico, including as Executive Vice President and General Counsel, worked as an attorney at Cravath, Swaine & Moore, LLP in New York, New York, and acted as law clerk to the Hon. Bruce M. Selya of the U.S. Court of Appeals for the First Circuit. Mr. Coleman Tió is 40 years old and received a B.A. from Harvard College and a J.D. from Yale Law School.

Item 8.01. Other Events.

On October 27, 2021, the Corporation issued a press release in connection with the matters described in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release dated October 27, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: October 27, 2021	By:	/s/ Ignacio Alvarez
Ignacio Alvarez
President and Chief Executive Officer